Exhibit 99.1
Contacts

EpiCept Corporation:
777 Old Saw Mill River Road
Tarrytown, NY 10591
Robert W. Cook
(914) 606-3500
rcook@epicept.com
Media:
Feinstein Kean Healthcare
Greg Kelley
(617) 577-8110
gregory.kelley@fkhealth.com
Investors:
Lippert/Heilshorn & Associates
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com

EpiCept Receives Ceplene® Marketing Approval in Europe
TARRYTOWN, N.Y. (October 9, 2008) — EpiCept Corporation (Nasdaq and OMX Nordic Exchange: EPCT) today announced that the European Commission has granted a full marketing authorization in the form of a positive Commission Decision, for Ceplene® (histamine dihydrochloride) for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia (AML) in first remission. Ceplene is to be administered in conjunction with low-dose interleukin-2 (IL-2). The approval allows Ceplene to be marketed in the 27 member states of the European Union (EU), as well as in Iceland, Liechtenstein and Norway.
“Today marks a significant and welcome milestone for patients suffering from AML,” stated Jack Talley, president and CEO of EpiCept. “Ceplene is now the first approved therapy demonstrated to produce a clear benefit in prolonging leukemia-free survival and preventing relapse among AML patients. We are proud that this new therapeutic option will be available to physicians and patients in 30 countries.”
The approval by the European Commission is based, in part, on the results of the pivotal 320-patient Phase III trial for Ceplene in conjunction with IL-2. The primary result of this trial was that treatment with Ceplene/IL-2 significantly reduced the occurrence of relapse among AML patients in complete remission. The improvement of long-term leukemia-free survival in patients receiving Ceplene/IL-2 exceeded 50%. Moreover, Ceplene was well tolerated in this patient population and conferred an acceptable risk benefit profile for AML patients.
“The main challenge in AML treatment is to protect patients in their first complete remission from relapse, as a first relapse is associated with poor long-term survival. The combination of Ceplene and IL-2 has been demonstrated to be a safe therapy that improves leukemia-free survival by significantly reducing the risk of recurrent leukemia. Therefore, the approval granted for Ceplene is an important step forward in making the treatment available to AML patients,” said Mats Brune, M.D., associate professor at Sahlgrenska University and principal investigator of the Ceplene Phase III clinical trial.

October 9, 2008

“Ceplene improves the capacity of the patients’ immune cells to attack and destroy malignant cells,” said Kristoffer Hellstrand, M.D., Ph.D., professor at the University of Gothenburg, Sweden and the discoverer of the Ceplene technology. “Ceplene/IL-2 therapy is intended to eliminate residual AML cells, which are the cause of relapse in AML patients.”
As a result of its designation as an Orphan Medical Product, EpiCept has been granted 10 years of market exclusivity in the EU for Ceplene. As part of receiving marketing authorization under Exceptional Circumstances for Ceplene, EpiCept will perform two post-approval clinical studies. One of the studies will seek to further elucidate the clinical pharmacology of Ceplene by assessing certain biomarkers in AML patients in first remission. The other study will assess the effect of Ceplene/IL-2 on the development of minimal residual disease in the same patient population. EpiCept is considering combining these studies into a single clinical trial.
Mr. Talley continued: “Several potential commercial partners with established sales infrastructures in hematology and oncology in Europe have expressed interest in marketing Ceplene and are in various stages of due diligence. We expect to share further details on our commercialization strategy later this year.”
EpiCept has also advanced its efforts to gain approval for Ceplene as a remission maintenance treatment for AML patients in North America. A pre-New Drug Submission meeting with Health Canada has been scheduled during the fourth quarter of 2008, and will be followed in the first quarter of 2009 by a pre-New Drug Application meeting with the United States Food and Drug Administration.
About Ceplene
Ceplene is EpiCept’s proprietary product approved for the treatment of AML. Ceplene is designed to protect lymphocytes responsible for immune-mediated destruction of residual leukemic cells. Laboratory research has demonstrated that Ceplene reduces formation of oxygen radicals from phagocytes, inhibiting NADPH oxidase and protecting IL-2-activated NK-cells and T-cells.
About Acute Myeloid Leukemia (AML)
AML is the most common type of leukemia in adults. There are approximately 40,000 AML patients in the EU, with 16,000 new cases occurring each year. Once diagnosed with AML, patients typically receive induction and consolidation chemotherapy, with the majority achieving complete remission. However, about 70-80% of patients who achieve first remission will relapse, with the median time in remission before relapse being only 12 months. Less than 15% of relapsed patients survive long-term.
About EpiCept Corporation
EpiCept is focused on unmet needs in the treatment of cancer and pain. The Company’s broad portfolio of pharmaceutical product candidates includes Ceplene, a cytokine immunomodulator that recently received marketing authorization in Europe for the remission maintenance of AML patients, and several pain therapies in clinical development. In addition, EpiCept’s ASAP technology, a proprietary live cell high-throughput caspase-3 screening technology, can efficiently identify new cancer drug candidates and molecular targets that selectively induce apoptosis in cancer cells. Two oncology drug candidates currently in clinical development that were discovered using this technology have also been shown to act as vascular disruption agents in a variety of solid tumors.

October 9, 2008

Forward-Looking Statements
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept’s current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not be launched in Europe in the first quarter of 2009 or achieve significant commercial success, the risk that we are unable to find a suitable marketing partner for Ceplene on attractive terms, a timely basis or at all, the risk that any post-approval clinical study will not be successful, the risk that EpiCept will not be able to maintain its final regulatory approval or marketing authorization, the risk that Myriad’s development of Azixa™ will not be successful, the risk that Azixa will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC2407 will not be successful, the risk that NP-1 or EPC2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risks associated with the adequacy of our existing cash resources, our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements or that we may default on our loans or that our lenders may declare the Company in default, the risk that we will not obtain approval to market any of our product candidates other than Ceplene®, the risk that the Company’s securities may be delisted by The Nasdaq Capital Market or the OMX Nordic Exchange, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept’s periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept’s filings, which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.
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EPCT-GEN
*Azixa is a registered trademark of Myriad Genetics, Inc.